Exhibit (q)

                                POWER OF ATTORNEY

         I, the undersigned Trustee or officer of WisdomTree Trust, hereby severally constitute and appoint each of Jonathan Steinberg, Bruce Lavine and Richard Morris, and each of them singly, with full powers of substitution and resubstitution, my true and lawful attorney, with full power to him to sign for me, and in my name and in the capacity indicated below, any and all amendments (including pre- and post-effective amendments) to the Registration Statement of WisdomTree Trust on Form N-1A and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

         The undersigned specifically permits this Power of Attorney to be filed as an exhibit to the above-referenced Registration Statement on Form N-1A, or any amendment thereto, with the Securities and Exchange Commission. Each of the undersigned revokes all previous powers of attorney granted by him to the extent inconsistent with this Power of Attorney. This Power of Attorney will remain in full force and effect until specifically rescinded by the undersigned.


Name:                                      Capacity:                                     Date:
----                                       --------                                      ----
/s/ Gregory Barton                         Trustee                                       October 18, 2007
---------------------------------
Gregory Barton


/s/ Toni Massaro                           Trustee                                       October 18, 2007
---------------------------------
Toni Massaro


/s/ Jonathan Steinberg                     President (Principal Executive
---------------------------------          Officer) and Trustee                          October 18, 2007
Jonathan Steinberg


/s/ Victor Ugolyn                          Trustee                                       October 18, 2007
---------------------------------
Victor Ugolyn


/s/ Bruce Lavine                           Interim Treasurer (Principal Financial
--------------------------------           and Accounting Officer)                       October 18, 2007
Bruce Lavine
